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                          FORM 10-K DECEMBER 31, 2000

                           COMMISSION FILE NO. 1-8491

                                   EXHIBIT 11

                     HECLA MINING COMPANY AND SUBSIDIARIES

      CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 2001, 2000 and 1999

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

                                                               Year Ended December 31,
                                                      ----------------------------------------
                                                         2001           2000           1999
                                                      ----------     ----------     ----------

Shares of common stock issued at
  beginning of period                                 66,859,752     66,844,575     55,166,728

The incremental effect of the issuance
  of stock related to MRIL acquisition                       - -            - -      3,908,479

The incremental effect of the issuance of
  new shares for cash, net of issuance costs           2,395,784            - -      3,185,198

The incremental effect of the issuance of
  stock held by grantor trust                             16,695          3,589        110,241

The incremental effect of the issuance
  of new shares under Stock Option
  and Warrant Plans                                      182,290          5,333         38,041

The incremental effect of the issuance
  of stock related to unearned compensation                3,173            - -            - -
                                                      ----------     ----------     ----------

                                                      69,457,694     66,853,497     62,408,687

  Less:
    Weighted average treasury shares held                 62,116         62,112         62,110
                                                      ----------     ----------     ----------

Weighted average number of common shares
  outstanding during the period                       69,395,578     66,791,385     62,346,577
                                                      ==========     ==========     ==========


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